Exhibit (k)(6)

REGISTRATION RIGHTS AGREEMENT

dated as of April •, 2007

among

PENNANTPARK INVESTMENT CORPORATION

and

THE OTHER HOLDERS NAMED HEREIN

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement is made and entered into as of April •, 2007 (this “Agreement”), among PennantPark Investment Corporation, a corporation organized under the laws of Maryland (the “Company”), and the persons named on the signature pages hereto (the “Investors”).

Recitals

A. WHEREAS, the Company has filed a registration statement on Form N-2 for the purpose of registering 31,050,000 shares of its Common Stock (as defined herein) for issuance and sale by the Company in an initial public offering (the “IPO”).

B. WHEREAS, immediately prior to the IPO, the Company and the Investors are entering into a subscription agreement dated April •, 2007 (the “Subscription Agreement”), pursuant to which the Company has agreed to issue and sell to the Investors, and the Investors have agreed to purchase from the Company, an aggregate of 320,000 shares of Common Stock (the “Shares”) on the terms and subject to the conditions described therein; and

C. WHEREAS, as an inducement to the Investors to enter into the Subscription Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board of Directors or the chief executive officer of the Company after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the public availability of such Registration Statement and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Agreement” has the meaning set forth in the preamble hereto.

“Common Stock” means the common stock, par value $.001 per share, of the Company.

“Company” has the meaning set forth in the preamble hereto and shall include the Company’s successors by merger, amalgamation, acquisition, reorganization or otherwise.

“Demand Registration” has the meaning set forth in Section 2.2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“holder” or “holders” means any holder or holders of Registrable Securities who is a party hereto or who otherwise agrees in writing to be bound by the provisions of this Agreement pursuant to Section 3.3.

“Incidental Registration” has the meaning set forth in Section 2.3(a).

“Investment Company Act” means the Investment Company Act of 1940, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Investors” has the meaning set forth in the preamble hereto.

“IPO” has the meaning set forth in the recitals hereto.

“Listing Date” means the date on which the Common Stock commences trading on the Nasdaq Global Market, any U.S. national securities exchange, the London Stock Market (including the AIM Market), the Euronext Registered Market or any other securities exchange.

“Loss” has the meaning set forth in Section 2.9(a).

“NASD” means the National Association of Securities Dealers, Inc.

“Person” means any individual, firm, limited liability company or partnership, joint venture, corporation, joint stock company, trust or unincorporated organization, incorporated or unincorporated association, government (or any department, agency or political subdivision thereof) or other entity of any kind.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

“Registrable Securities” means (i) all of the Shares issued and sold by the Company to the Investors pursuant to the terms of the Subscription Agreement and (ii) any securities that may be issued or distributed or be issuable in respect thereof by way of stock dividend, stock split or other distribution, merger, amalgamation, consolidation, exchange offer, recapitalization or reclassification or similar transaction or exercise or conversion of any of the foregoing; provided, however, that any of the foregoing securities shall cease to be “Registrable Securities” to the extent (i) a Registration Statement with respect to their sale or exchange for registered securities has been declared effective under the Securities Act and they have been disposed of or exchanged pursuant to such Registration Statement, (ii) they have been distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (iii) new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company and they may be publicly resold (without volume or method of sale restrictions) without registration under the Securities Act. For purposes of this Agreement, a “class” of Registrable Securities shall mean all Securities with the same terms and a “percentage” (or a “majority”) of the Registrable Securities (or, where applicable, of any other securities) shall be determined based on the number of shares of such securities.

“registration” means a registration of the Company’s securities for sale to the public under a Registration Statement.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the Prospectus, any and all amendments and supplements to such registration statement, including post-effective amendments, and all exhibits to and all material incorporated by reference in such registration statement.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shelf Registration” means a registration effected pursuant to Section 2.1.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form N-2 (or any successor form or other appropriate forms under the Securities Act or the Investment Company Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities.

“Subscription Agreement” has the meaning set forth in the recitals hereto.

“Underwritten Offering” means a registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

1.2. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The names assigned in this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement.

SECTION 2. REGISTRATION RIGHTS

2.1. Shelf Registration.

(a) Filing. Commencing at such time as the Company is eligible to use Form S-3, and subject to Section 2.1(c), upon the written request of the holders of not less than 25% of the Registrable Securities at any time, the Company shall use its reasonable best efforts to file with the SEC as soon as practicable and, in any event, within 60 days of the Company’s receipt of such written request, a Shelf Registration Statement relating to the offer and sale of all Registrable Securities from time to time in accordance with the reasonable and customary methods of distribution elected by such requesting holders and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act. The Company shall not be required to effect more than three Shelf Registrations covering the Registrable Securities. The Company may elect to include in such registration additional securities of the same class as the Registrable Securities to be registered hereunder, including securities to be sold for the Company’s own account or for the account of Persons who are not holders of Registrable Securities.

(b) Continued Effectiveness. Subject to Section 2.1(c), the Company shall use its reasonable best efforts to keep a Shelf Registration Statement filed pursuant to Section 2.1(a) continuously effective for a period of two years (or such shorter period as will terminate when all Registrable Securities covered by such Shelf Registration Statement have been sold or withdrawn) in order to permit the Prospectus forming a part thereof to be usable by the holders during such two-year (or shorter) period. The Company shall not be deemed to have used its reasonable best efforts to keep a Shelf Registration Statement effective if the Company voluntarily takes any action, or omits to take any action, that would result in the inability of any holder of Registrable Securities covered by such Registration Statement to be able to offer and sell any such Registrable Securities during the two-year (or shorter) period during which such Registration Statement is required to be effective, unless such action or omission is required by applicable law.

(c) Suspension of Registration. If the filing, initial effectiveness or continued use of a Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Shelf Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the holders, delay the filing or initial effectiveness of, or suspend use of, such Shelf Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose; provided, however, that the Company shall not be permitted to do so (A) more than two times during any 12-month period, (B) for a period exceeding 120 days on any one occasion or (C) for a total of more than 180 days in any 12-month period. In the event the Company exercises its rights under the preceding sentence, the holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to such Shelf Registration in connection with any sale or offer to sell Registrable Securities and agree not to disclose to any other Person the fact that the Company has exercised such rights or any related facts. The Company shall immediately notify the holders upon the expiration of any period during which it exercised its rights under this Section 2.1(c) and that the use of the Prospectus may, subject to receipt of any supplemented or amended Prospectus contemplated by Section 2.5(a)(iv) if necessitated by the circumstances giving rise to the delay or suspension described above, be resumed. In the event that the Company shall exercise its rights under this Section 2.1(c) to suspend the use of such Shelf Registration Statement after it has been declared effective, the period during which the Shelf Registration Statement is required pursuant to Section 2.1(b) to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such suspension notice to and including the date when each holder of Registrable Securities covered by such Shelf Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.5(a)(iv) or is advised in writing by the Company that the use of the Prospectus may be resumed.

(d) Underwritten Offering. If the holders of not less than two-thirds of the Registrable Securities included in any offering pursuant to a Shelf Registration Statement so elect, such offering shall be in the foam of an Underwritten Offering; provided that the estimated market value of any such offering, including any other shares of Common Stock included therein, would constitute at least $50 million in aggregate gross proceeds. If necessary, the Company shall amend or supplement the Shelf Registration Statement for such purpose. The Issuer shall have the right, after consulting with the holders of Registrable Securities making such election to be included in such Underwritten Offering, to select the managing underwriter or underwriters for the offering, subject to the right of a majority of such holders to approve such managing underwriter or underwriters, which approval shall not be unreasonably withheld.

(e) Effect on Demand and Incidental Registration Obligation. The provisions of Sections 2.2 and 2.3 shall not apply to any holder of Registrable Securities at any time the Company is maintaining an effective Shelf Registration Statement with respect to any Registrable Securities of such holder and is complying with its obligations under this Section 2.1 with respect to Registrable Securities.

2.2. Demand Registrations.

(a) Demand by Holders. (i) From and after the date which is the earlier of (A) 180 days after the date upon which the Company has commenced filing reports under Section 13 of the Exchange Act with the SEC and (B) the Listing Date, the holders of not less than two-thirds of Registrable Securities may make a written request to the Company for registration of all or any portion of the Registrable Securities held by such requesting holders; provided that the estimated market value of the Registrable Securities to be registered is at least $50 million in aggregate gross proceeds in any public offering thereof. Any such requested registration shall hereinafter be referred to as a “Demand Registration.” Each request for a Demand Registration shall specify the aggregate amount of Registrable Securities to be registered and the intended methods of disposition thereof.

(ii) Within five days following receipt of any written request for a Demand Registration, the Company shall deliver written notice of such request to all other holders of Registrable Securities of the class or classes to be registered. Thereafter, subject to Section 2.2(g), the Company shall include in such Demand Registration any additional Registrable Securities of each such class which the holder or holders thereof have requested in writing be included in such Demand Registration; provided that all requests therefor have been received by the Company within 15 days of the Company’s having sent the applicable notice to such holder or holders. All such requests shall specify the aggregate amount and class of Registrable Securities to be registered and the intended method of distribution of the same. Subject to Section 2.2(g), the Company also may elect to include in such registration additional securities of the class or classes of the Registrable Securities to be registered hereunder, including securities to be sold for the Company’s own account or for the account of Persons who are not holders of Registrable Securities.

(iii) As promptly as practicable (and, in any event, within 60 days) following receipt of a written request for a Demand Registration, the Company shall file a Registration Statement relating to such Demand Registration and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act.

(b) Limitation on Demand Registrations. In no event shall the Company be required to effect more than four Demand Registrations.

(c) Demand Withdrawal. A holder may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. If holders of a majority of the Registrable Securities to be included in the applicable Registration Statement do so, the Company shall cease all efforts to secure registration and such registration nonetheless shall be deemed a Demand Registration for purposes Section 2.2(b) unless such withdrawing holders shall have paid or reimbursed the Company for all of the reasonable out-of-pocket fees and expenses incurred by the Company in connection with the withdrawn registration.

(d) Effective Registration. The Company shall be deemed to have effected a Demand Registration if the applicable Registration Statement is declared effective by the SEC and remains effective for not less than 180 days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn). No Demand Registration shall be deemed to have been effected if an Underwritten Offering is contemplated by such Demand Registration and the conditions to closing specified in the applicable underwriting agreement are not satisfied by reason of a wrongful act, misrepresentation or breach of such underwriting agreement or this Agreement by the Company.

(e) Suspension of Registration. If the filing, initial effectiveness or continued use of a Registration Statement in respect of a Demand Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for a the shortest period of time determined in good faith by the Company to be necessary for such purpose; provided, however, that the Company shall not be permitted to do so for a period exceeding 90 days on any one occasion. In the event the Company exercises its rights under the preceding sentence, the holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to the Demand Registration in connection with any sale or offer to sell Registrable Securities and agree not to disclose to any other Person the fact that the Company has exercised such rights or any related facts. The Company shall immediately notify the holders of the expiration of any period during which it exercised its rights under this Section 2.2(e) and that the use of the Prospectus may, subject to receipt of any supplemented or amended Prospectus contemplated by Section 2.5(a)(iv) if necessitated by the circumstances giving rise to the delay or suspension described above, be resumed. In the event that the Company shall exercise its rights under this Section 2.2(e) to suspend the use of such Registration Statement after it has been declared effective, the period during which the Registration Statement is required pursuant to Section 2.2(d) to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such suspension notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.5(a)(iv) or is advised in writing by the Company that the use of the Prospectus may be resumed.

(f) Underwritten Offering. If either the Company or the holders of not less than two-thirds of the Registrable Securities included in any offering pursuant to a Demand Registration so elect, such offering shall be in the form of an Underwritten Offering. The Company shall have the right, after consulting with the holders of the Registrable Securities included in such Underwritten Offering, to select the managing underwriter or underwriters for the offering, subject to the right of a majority of such holders to approve such managing underwriter or underwriters, which approval shall not be unreasonably withheld.

(g) Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of a class of Registrable Securities included in a Demand Registration (or, in the case of a Demand Registration not being underwritten, the holders of a majority of a class of Registrable Securities included in such Registration Statement), inform the holders of such Registrable Securities and the Company in writing that, in its or their opinion, the number of securities of such class requested to be included in such Demand Registration (including securities of the Company for its own account or for the account of other Persons which are not holders of Registrable Securities) exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class of securities offered or the market for the class of securities offered, the Company will include in such registration all of the Registrable Securities of such class sought to be registered therein and only such lesser number of other securities as shall not, in the opinion of the managing underwriter or underwriters (or, in the case of a Demand Registration not being underwritten, in the opinion of the holders of a majority of such class of Registrable Securities included therein) be likely to have such an effect. In the event that, despite the reduction of the number of shares of securities to be offered for the account of the Company or Persons other than holders of Registrable Securities in such registration pursuant to the immediately preceding sentence, the number of Registrable Securities of such class to be included in such registration exceeds the number which, in the opinion of the managing underwriter or underwriters (or, in the case of a Demand Registration not being underwritten, the holders of a majority of such class of Registrable Securities included therein) can be sold without having the adverse effect referred to above, the number of Registrable Securities of such class that can be included without having such an adverse effect shall be allocated pro rata among the holders which have requested participation in the Demand Registration (based, for each such holder, on the percentage derived by dividing (i) the number of Registrable Securities of such class which such holder has requested to include in such Demand Registration by (ii) the aggregate number of Registrable Securities of such class which all such holders have requested to include).

(h) Registration Statement Form. Registrations under this Section 2.2 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and as shall be reasonably acceptable to the holders of a majority of Registrable Securities requesting participation in the Demand Registration and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable holders’ requests for such registration.

2.3. Incidental Registrations.

(a) Participation. (i) If the Company at any time proposes to file a Registration Statement with respect to any offering of its equity securities (including securities convertible into equity securities) for its own account or for the account of any holders of its securities (other than (A) a registration under Section 2.1 or 2.2 hereof, (B) a registration on Form N-14 or any successor form to such form or (C) pursuant to a shelf registration under Rule 415 of the Securities Act), then, as soon as practicable (but in no event less than 20 days prior to the proposed date of filing such Registration Statement), the Company shall give written notice of such proposed filing to all holders of Registrable Securities, and such notice shall offer the holders of such Registrable Securities the opportunity to register such number of Registrable Securities as each such holder may request in writing (an “Incidental Registration”). Subject to this Section 2.3(b), the Company shall include in such Registration Statement all such Registrable Securities which are requested to be included therein within 15 days after the receipt by such holder of any such notice. If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

(ii) If the offering pursuant to an Incidental Registration is to be an Underwritten Offering, then each holder making a request for its Registrable Securities to be included therein must, and the Company shall make such arrangements with the underwriters so that each such holder may, participate in such Underwritten Offering on the same terms as the Company and other Persons selling securities in such Underwritten Offering. If the offering pursuant to such registration is to be on any other basis, then each holder making a request for an Incidental Registration pursuant to this Section 2.3(a) must participate in such offering on such basis.

(iii) Each holder of Registrable Securities shall be permitted to withdraw all or part of such holder’s Registrable Securities from an Incidental Registration at any time prior to the effective date thereof; provided, that the Company shall be entitled to reimbursement from the holder of such withdrawn Registrable Securities for any SEC registration fees incurred by the Company in connection with the registration of such withdrawn Registrable Securities.

(b) Priority of Incidental Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of a class of securities included in an Incidental Registration (or in the case of an Incidental Registration not being underwritten, the Company) informs the holders of Registrable Securities of any class sought to be included in such registration in writing that, in its or their opinion, the total amount or kind of securities which such holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class or classes of the securities offered or the market for the class or classes of securities offered or the Company’s publicly traded capital stock, then the securities of each class to be included in such registration shall be allocated as follows:

(i)	first, 100% of the securities that the Company or (subject to Section 2.7) any Person (other than a holder of Registrable Securities) exercising a contractual right to demand registration has proposed to sell shall be included therein;

(ii)

second, and only if all the securities referenced in clause (i) have been included, the number of Registrable Securities of such class that, in the opinion of such underwriter or underwriters (or in the case of an Incidental Registration not being underwritten, the

Company), can be sold without having such adverse effect shall be included therein, with such number to be allocated pro rata among the holders which have requested participation in the Incidental Registration (based, for each such holder, on the percentage derived by dividing (x) the number of Registrable Securities of such class which such holder has requested to include in such Incidental Registration by (y) the aggregate number of Registrable Securities of such class which all such holders have requested to include); and

(iii)	third and only if all of the Registrable Securities referenced in clauses (i) and (ii) have been included, any other securities eligible for inclusion in such registration shall be included therein.

2.4. Black-out Periods.

(a) Black-out Periods for Holders. In the event of a registration by the Company involving the offering and sale by the Company of equity securities or securities convertible into or exchanged for its equity securities, the holders of Registrable Securities agree, if requested by the Company (or, in the case of an Underwritten Offering, by the managing underwriter or underwriters), not to effect any public sale or distribution (including any sale pursuant to Rule 144 under the Securities Act) of any securities (except, in each case, as part of the applicable registration, if permitted hereunder or otherwise) that are the same as or similar to those being registered in connection with such registration, or which are convertible into or exchangeable or exercisable for such securities, during the period beginning on the date that is the earlier of (i) the receipt by such holder of information concerning the date for such offering and sale by the Company (if such information is then not otherwise known to the public), but in no event more than 30 days, or (ii) seven days before, and ending 180 days (or such lesser period as may be permitted by the Company or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such registration, to the extent such holders are timely notified in writing by the Company or the managing underwriter or underwriters; provided that the sale and distribution restrictions set forth above in this Section 2.4(a) shall apply only to the first two registrations by the Company described above or until the date that is the two year anniversary of the Effective Date, whichever is earlier.

(b) Black-out Period for the Company and Others. (i) In the case of a registration of Registrable Securities pursuant to Section 2.1 or 2.2, the Company agrees, if requested by the holders of a majority of Registrable Securities to be sold pursuant to the such registration (or, in the case of an Underwritten Offering, by the managing underwriter or underwriters in such Underwritten Offering), not to effect any public sale or distribution of any securities (except, in each case, as part of the applicable registration, if permitted) which are the same as or similar to those being registered, or which are convertible into or exchangeable or exercisable for such securities, during the period beginning seven days before, and ending 90 days (or such lesser period as may be permitted by such holders or such underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such registration, to the extent the Company is timely notified in writing by a holder of Registrable Securities covered by such Registration Statement or the managing underwriter or underwriters. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if the same is made (A) pursuant to any registration on Form N-14 or any successor form to such form, (B) in connection with a direct or indirect acquisition by the Company of another Person or (C) pursuant to an effective shelf registration under Rule 415 of the Securities Act.

(ii) The Company agrees to use all reasonable efforts to obtain from each holder of restricted securities of the Company which are the same as or similar to those being registered by the Company, or which are convertible into or exchangeable or exercisable for any of its securities, an agreement not to effect any public sale or distribution of such securities (other than securities purchased in a public offering) during any period referred to in this Section 2.4(b), except as part of any such registration if permitted. Without limiting the foregoing (but subject to Section 2.7), if after the date hereof the Company grants any Person (other than a holder of Registrable Securities) any rights to demand or participate in a registration, the Company agrees that the agreement with respect thereto shall include such Person’s agreement as contemplated by the previous sentence.

2.5. Registration Procedures.

(a) In connection with the Company’s registration obligations in this Agreement, the Company will, subject to the limitations set forth herein, use its reasonable best efforts to effect any such registration so as to permit the sale of the applicable Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company will:

(i) before filing a Registration Statement or Prospectus, or any amendments or supplements thereto and in connection therewith, furnish to the underwriter or underwriters, if any, and to the holders of Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed, which documents will be subject to the review of such underwriters and such holders and their respective counsel;

(ii) prepare and file with the SEC such amendments or supplements to the applicable Registration Statement or Prospectus as may be (A) reasonably requested by any participating holder (to the extent such request relates to information relating to such holder) or (B) necessary to keep such registration effective for the period of time required by this Agreement;

(iii) notify the selling holders of Registrable Securities and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as soon as reasonably practicable after notice thereof is received by the Company, (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective and when the applicable Prospectus or any amendment or supplement thereto has been filed, (B)

of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or the initiation or threat of any proceedings for such purposes and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

(iv) promptly notify each selling holder of Registrable Securities and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or Prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

(v) make every reasonable effort to prevent, or obtain at the earliest possible moment the withdrawal of, any stop order with respect to, the applicable Registration Statement or other order suspending the use of any preliminary or final Prospectus;

(vi) promptly incorporate in a Prospectus supplement or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters, if any, or the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vii) furnish to each selling holder of Registrable Securities and each managing underwriter, if any, without charge, as many conformed copies as such holder or managing underwriter may reasonably request of the applicable Registration Statement;

(viii) deliver to each selling holder of Registrable Securities and each managing underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) as such holder or managing underwriter may reasonably request (it being understood that the Company consents to the use of the Prospectus by each of the selling holders of Registrable Securities and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus);

(ix) on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify such Registrable Securities for offer and sale under the securities or `Blue Sky” laws of each state and other jurisdiction of the United States, as any such selling holder or underwriter, if any, or their respective counsel reasonably requests in writing, and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect so as to permit the commencement and continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(x) cooperate with the selling holders of Registrable Securities and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

(xi) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities, if required, which certificates shall be in a form eligible for deposit with The Depository Trust Company;

(xii) obtain for delivery to the holders of Registrable Securities being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which counsel and opinions shall be reasonably satisfactory to a majority of the holders of Registrable Securities being registered and the underwriter or underwriters, if any, and their respective counsel;

(xiii) in the case of an Underwritten Offering, obtain for delivery to the Company and the underwriter or underwriters, if any, with copies to the holders of Registrable Securities included in such registration, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the date of the closing under the underwriting agreement;

(xiv) cooperate with each seller of Registrable Securities and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

(xv) use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable (but not more than 15 months) after the effective date of the applicable Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xvi) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xvii) cause all Registrable Securities of the class covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s securities of such class are then listed and on each interdealer quotation system on which any of the Company’s securities of such class are then quoted;

(xviii) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the holders of a majority of the Registrable Securities covered by the applicable Registration Statement, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such sellers or any such managing underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves reasonably available to discuss the business of the Company and to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility (subject to the entry by each party referred to in this clause (xviii) into customary confidentiality agreements in a form reasonably acceptable to the Company); and

(xix) in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

(b) The Company may require each selling holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities and such other information relating to such holder and its ownership of the applicable Registrable Securities as the Company may from time to time reasonably request. Each holder of Registrable Securities agrees to furnish such information to the Company and to cooperate with the Company as necessary to enable the Company to comply with the provisions of this Agreement. The Company shall have the right to exclude any holder that does not comply with the preceding sentence from the applicable registration.

(c) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.5(a)(iv), such holder shall discontinue disposition of its Registrable Securities pursuant to such Registration Statement until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.5(a)(iv), or until such holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holder’s possession, of the Prospectus covering such Registrable Securities which are current at the time of the receipt of such notice. In the event that the Company shall give any such notice in respect of a Demand Registration, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.5(a)(iv) or is advised in writing by the Company that the use of the Prospectus may be resumed.

2.6. Underwritten Offerings.

(a) Underwriting Agreements. If requested by the underwriters for any Underwritten Offering requested by the Company or the holders pursuant to Section 2.1, 2.2 or 2.3, the Company and the holders of Registrable Securities to be included therein shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to the Company, the holders of majority of the Registrable Securities to be included in such Underwritten Offering and the underwriters, and to contain such terms and conditions as are customary in agreements of that type, including, without limitation, indemnities no less favorable to the recipient thereof than those provided in Section 2.9. The holders of any Registrable Securities to be included in any Underwritten Offering pursuant to Section 2.3 shall enter into such an underwriting agreement at the request of the Company. No holder shall be required in any such underwriting agreement to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, ownership of such holder’s Registrable Securities, such holder’s intended method of distribution, any other representations required by law and customary indemnity and contribution agreements.

(b) Participation in Underwritten Registrations. No Person may participate in an Underwritten Offering unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

2.7. No Inconsistent Agreements; Additional Rights. The Company shall not enter into, and is not currently a party to, any agreement which is inconsistent with the rights granted to the holders of Registrable Securities by this Agreement.

2.8. Registration Expenses. The Company shall pay all of the expenses set forth in the following sentence in connection with the registration pursuant to this Agreement of Registrable Securities. Such expenses are: (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or the NASD, (ii) all fees and expenses of compliance with state securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company, (v) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or the quotation of the Registrable Securities on any interdealer quotation system and (vi) in connection with such registration, that portion of the marketing or “roadshow” expenses incurred by the holders or the Company in any offering of Registrable Securities as are not paid by the underwriters of such offering. In addition, in all cases the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company. The Company shall also pay all reasonable fees and disbursements of one law firm or other counsel selected by the holders of a majority of the Registrable Securities being registered, such counsel to be reasonably acceptable to the Company. The Company shall not be required to pay any other costs or expenses in the course of the transactions contemplated hereby, including underwriting discounts and commissions and transfer taxes attributable to the sale of Registrable Securities, all of which costs and expenses shall be borne proportionately by the holders of Registrable Securities, covered by the applicable Registration Statement in accordance with the number of Registrable Securities each such holder is registering, and the fees and expenses of counsel to the underwriters, which shall be borne by the underwriters.

2.9. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities and their respective officers, directors, advisors, agents and employees and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) and expenses (including reasonable costs of investigation and legal expenses), joint or several (each, a “Loss” and collectively “Losses”), arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be liable to an indemnified party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof; and provided, further, that the Company will not be liable to any indemnified party in any case to the extent that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any final, preliminary or summary Prospectus if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to such Prospectus which has been made available to the holders and the relevant holder of Registrable Securities fails to deliver such Prospectus as so amended or supplemented, if such delivery is required under applicable law or the applicable rules of any securities exchange, prior to or concurrently with the sales of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense. This indemnity shall be in addition to any liability the Company may otherwise have.

(b) Indemnification by the Holders. Each selling holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act and the Exchange Act) from and against any Losses resulting from any untrue statement of a material fact or any omission of a material fact that is provided by such selling holder and that is (i) required to be stated in the Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission had been contained in any information furnished in writing by such selling holder to the Company specifically for inclusion in such Registration Statement. This indemnity shall be in addition to any liability such holder may otherwise have. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder under the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from, if applicable and if requested, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement. Each holder also shall indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Company.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after having received notice of such claim from the Person entitled to indemnification hereunder and to employ counsel reasonably satisfactory to such Person or (C) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld; provided, that an indemnifying party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnifying party other than financial obligations for which such indemnified party shall be indemnified hereunder. If the indemnifying party assumes the defense, the indemnifying party shall have the right to settle such action without the consent of the indemnified party; provided, that the indemnifying party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the indemnified party or any restriction on the indemnified party or its officers or directors. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of an unconditional release from all liability in respect to such claim or litigation. The indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties or (y) a conflict or potential conflict exists or may exist (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) Contribution. If for any reason the indemnification provided for in the paragraphs (a) and (b) of this Section 2.9 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by paragraphs (a) and (b) of this Section 2.9, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this Section 2.9(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.9(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 2.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.9(a) and 2.9(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

(e) Notwithstanding any other provision of this Section 2.9, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.

2.10. Rules 144 and 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities after the transfer date, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 or 144A under the Securities Act, provided, that the Company shall not be required to make any Adverse Disclosure), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or 144A under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

SECTION 3. MISCELLANEOUS

3.1. Term. This Agreement shall terminate upon the earlier of (i) the 10th anniversary of the date of this Agreement or (ii) with respect to each holder of Registrable Securities, the date as of which (A) all of the Registrable Securities of such holder have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) or (B) such holder is permitted to sell its Registrable Securities under Rule 144(k) under the Securities Act (or any similar provision then in force permitting the sale of restricted securities without limitation on the amount of securities sold or the manner of sale). The provisions of Section 2.9 and Section 2.10 shall survive any termination of this Agreement.

3.2. Notices. Except as otherwise provided herein, whenever this Agreement provides that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been given upon personal delivery thereof, upon transmittal of such notice by telecopy (with confirmation of receipt by telecopy or telex) or five days after transmittal by registered or certified mail, postage prepaid, addressed as follows:

If to Company:		PennantPark Investment Corporation 445 Park Avenue, 10th Floor New York, NY 10022 Attention: Chief Financial Officer Telecopier: (212) 307-3290

with a copy to:		Dechert LLP 1775 I Street, N.W. Washington, D.C. 20006 Attention: Thomas J. Friedmann Telecopier: (202) 261-3333

If to Investors:	(1)	PennantPark Investment Advisers, LLC 445 Park Avenue, 10th Floor New York, NY 10022 Attention: Arthur H. Penn, Managing Member Telecopier: (212) 307-3290

with a copy to:		Dechert LLP 1775 I Street, N.W. Washington, D.C. 20006 Attention: Thomas J. Friedmann Telecopier: (202) 261-3333

	(2)	Adam K. Bernstein

	(3)	Marshall Brozost

(4)	Jeffrey Flug

(5)	Samuel L. Katz

(6)	Aviv Efrat

(7)	Geoffrey S. Chang

(8)	Salvatore Gianetti III

(9)	P. Whitridge Williams, Jr.

The addresses set forth above may be changed by any party upon furnishing to the other party a notice of change of address in accordance with the terms of this paragraph.

3.3. Successors, Assigns and Transferees. (a) The registration rights of any holder under this Agreement with respect to any Registrable Securities may be transferred and assigned, provided that no such assignment shall be binding upon or obligate the Company to any such assignee unless and until (i) the Company shall have received notice of such assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement and (ii) such assignee acquires Registrable Securities with an estimated aggregate market value of $100,000 or more. Any transfer or assignment made other than as provided in the first sentence of this Section 3.3 shall be null and void.

(b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

3.4. Governing Law; Service of Process; Consent to Jurisdiction. (a) This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Southern District of New York and in any New York State court located in the Borough of Manhattan and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of New York for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

3.5. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

3.6. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained therein.

3.7. Amendment; Waiver.

(a) This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement signed by the Company and the holders of a majority of Registrable Securities then outstanding. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment, modification, waiver or consent authorized by this Section 3.7(a), whether or not such Registrable Securities shall have been marked accordingly.

(b) The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

3.8. Specific Performance. The Company acknowledges that the rights granted to the Investors hereunder are unique and that the Investors will not have an adequate remedy at law if the Company breaches any covenant contained herein or fails to perform any of its obligations under this Agreement. Accordingly, the Company agrees that the Investors shall have the right, in addition to any other rights which they may have, to specific performance and equitable injunctive relief if the Company shall fail or threaten to fail to perform any of its obligations under this Agreement.

3.9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

3.10. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Investors with respect to the matters covered herein and supersedes any prior negotiations, understandings or agreements with respect to the matters contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.

PENNANTPARK INVESTMENT CORPORATION

By:
Arthur H. Penn
Title:	Chief Executive Officer

PENNANTPARK INVESTMENT ADVISERS, LLC

By:
Arthur H. Penn
Title:	Managing Member

ADAM K. BERNSTEIN

By:
Adam K. Bernstein

MARSHALL BROZOST

By:
Marshall Brozost

JEFFREY FLUG

By:
Jeffrey Flug

SAMUEL L. KATZ

By:
Samuel L. Katz

AVIV EFRAT

By:
Aviv Efrat

GEOFFREY S. CHANG

By:
Geoffrey S. Chang

SALVATORE GIANETTI III

By:
Salvatore Gianetti III

P. WHITRIDGE WILLIAMS, JR.

By:
P. Whitridge Williams, Jr.